EXHIBIT 5


           AMERICAN GENERAL LIFE INSURANCE COMPANY
                   P.O. BOX 1401  HOUSTON, TEXAS 77251-1401
AMERICAN                                                       [Select Reserve]
GENERAL
                         VARIABLE ANNUITY APPLICATION

 INSTRUCTIONS: Please type or print in permanent black ink.
 ______________________________________________________________________________
1. ANNUITANT
Name:__________________________________________________________________________
Address:_______________________________________________________________________
_______________________________________________________________________________
Phone:  ______________________  DOB:______________ (max age 85)
Sex: [ ]M  [ ]F SS #: ____________________________

2.   CONTINGENT ANNUITANT (optional)
Name:__________________________________________________________________________
Address:_______________________________________________________________________
_______________________________________________________________________________
Phone:  ______________________  DOB:______________ (max age 85)
Sex: [ ]M  [ ]F SS #: ____________________________

3.  OWNER (Complete only if different than Annuitant.)
Name:__________________________________________________________________________
Address:_______________________________________________________________________
_______________________________________________________________________________
Phone:  ______________________  DOB:______________ (max age 85)
Sex: [ ]M  [ ]F SS #: ____________________________

4.  JOINT OWNER (optional)
Name:__________________________________________________________________________
Address:_______________________________________________________________________
_______________________________________________________________________________
Phone:  ______________________  DOB:______________ (max age 85)
Sex: [ ]M  [ ]F SS #: ____________________________

5. BENEFICIARY DESIGNATION (If more space is needed, please use Section 11 on page 2.)

Primary (if more than one, indicate percentages)
Name/Relationship:

Secondary  (if  more  than  one,  indicate   percentages)
Name/Relationship:

6. PAYMENT INFORMATION (Please make checks payable to American General Life.)

Initial Purchase Payment: $_________ If [ ]1035X OR [ ]Transfer then estimated amount: $__________

[ ]Non-Qualified [ ]Qualified: (Check appropriate boxes in A & B.)

A. [ ]Rollover  [ ]Transfer

B.  Type of Plan:  [ ]IRA  [ ]SEP-IRA [ ]401(k)  [ ]Other

7.   INVESTMENT   OPTIONS  (Total  allocations  must  equal  100%;  use  whole percentages.)

[American General Series Portfolio Company
     Money Market (13)                                 __________%
Hotchkis and Wiley  Variable Trust
     Equity Income VIP (1)                             __________%
     Low Duration VIP  (3)                             __________%
LEVCO Series  Trust
     LEVCO Equity Value (2)                            __________%
Navellier Variable Insurance Series Fund, Inc.
     Navellier Growth (4)                              __________%
OFFITBANK Variable  Insurance Fund, Inc.
     OFFITBANK  VIF-Emerging Markets(5)                __________%
     OFFITBANK VIF-High Yield (6)                      __________%
     OFFITBANK  VIF-Total Return (7)                   __________%
     OFFITBANK  VIF-U.S. Government Securities (8)     __________%
Royce Capital Fund
     Royce Premier (9)                                 __________%
     Royce Total Return (10)                           __________%
Wright  Managed  Blue Chip Series Trust
     Wright International Blue Chip  (11)              __________%
     Wright Selected Blue Chip  (12)                   __________%
Other
     ___________________________________________       __________%
Fixed Account
     1-Year  Guarantee Period (15)                     __________%]

8. DOLLAR COST AVERAGING

Dollar cost average: $__________ (per transfer) taken from the:
            [ ]Money Market OR    [ ]1-Year Guarantee Period.
Frequency:  [ ]Monthly            [ ]Quarterly    [ ]Semiannually   [ ]Annually
Duration:   [ ]12 months          [ ]24 months    [ ] 36 months
to be allocated to the Variable Division(s) as indicated below.

[American General Series Portfolio Company
     Money Market (13)                                $__________
Hotchkis and Wiley Variable Trust
     Equity Income VIP (1)                            $__________
     Low  Duration  VIP (3)                           $__________
LEVCO Series Trust
     LEVCO  Equity  Value (2)                         $__________
Navellier Variable Insurance Series Fund, Inc.
      Navellier  Growth (4)                           $__________
OFFITBANK Variable Insurance Fund, Inc.
     OFFITBANK VIF-Emerging Markets (5)               $__________
     OFFITBANK VIF-High Yield (6)                     $__________
     OFFITBANK VIF-Total Return (7)                   $__________
     OFFITBANK VIF-U. S. Government Securities (8)    $__________
Royce Capital Fund
     Royce Premier (9)                                $__________
     Royce Total Return (10)                          $__________
Wright Managed Blue Chip Series Trust
     Wright International Blue Chip (11)              $__________
     Wright Selected Blue Chip (12)                   $__________
Other
________________________________________              $__________
________________________________________              $__________]
_______________________________________________________________________________
L 8986-97

     9. TELEPHONE TRANSFER PRIVILEGE I (or We, if Joint Owners) hereby authorize American General Life Insurance Company ("AGL") to act on telephone instructions to transfer values among the Variable Divisions and Fixed Accounts and to change allocations for future purchase payments given by:
(INITIAL  APPROPRIATE  BOX(ES)  BELOW.)

[ ]Contract Owner(s)-if Joint Owners, either of us acting independently

[ ]Agent/Registered Representative who is both appointed to represent AGL and with the firm authorized to service my contract.

AGL and any person designated by this authorization will not be responsible for any claim, loss, or expense based upon telephone transfer instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a telephone transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable annuity contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its main office.

[ ]Check here to decline telephone transfer privilege.
_______________________________________________________________________________
10. REPLACEMENT Will the proposed contract replace any existing annuity or insurance contract? (If "yes," list company name, plan, and year of issue, and
complete appropriate replacement documents.)          [ ]No [ ]Yes
_______________________________________________________________________________
11.  SPECIAL INSTRUCTIONS
______________________________________________________________________________
12.  SIGNATURES

All statements made in this application are true to the best of our knowledge and belief, and we agree to all terms and conditions as shown. We further agree that this application, if attached, shall be a part of the annuity contract, and we verify our understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO THE DOLLAR AMOUNT. We acknowledge receipt of the prospectus for American General Life Insurance Company Separate Account D and the summary prospectus for each of the investment options listed in Section 7 of this application. If this application is for an IRA or a Simplified Employee Pension, we acknowledge receipt of the Individual Retirement Annuity Disclosure Statement provided to us in conjunction with the current prospectus for Separate Account D.
______________________________________________________________________________
UNDER PENALTIES OF PERJURY, I CERTIFY: (1) THAT THE SOCIAL SECURITY (OR TAXPAYER IDENTIFICATION) NUMBER IS CORRECT AS IT APPEARS IN THIS APPLICATION;
AND  (2)  THAT  I  AM  NOT  SUBJECT  TO  BACKUP   WITHHOLDING   UNDER  SECTION
3406(A)(1)(c) OF THE INTERNAL REVENUE CODE. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
_______________________________________________________________________________
Signed at __________________________________________  Date______________________
          CITY                                STATE
X____________________________________    X____________________________________
  Signature of Annuitant                  Signature of Owner (If different than
                                             Annuitant)

X____________________________________    X____________________________________
  Signature of Annuitant                  Signature of Owner (If different than
                                             Annuitant)
_______________________________________________________________________________
13.  DEALER/LICENSED AGENT INFORMATION AND SIGNATURES

Licensed Agent: __________________________  ___________________________________
                PRINT AGENT NAME            AGENT NUMBER/LOCATION

                __________________________  ___________________________________
                PHONE NUMBER                STATE LICENSE NUMBER (FLORIDA ONLY)

Will the proposed contract replace any existing annuity or insurance contract?
     [ ]No [ ]Yes

The agent hereby certifies that all information contained in this application is true to the best of his/her knowledge and belief.

X____________________________________      ____________________________________
  Signature of Licensed Agent               Print Name of Broker-Dealer

X____________________________________      ____________________________________
 Signature of Licensed Principal            Address of Branch Office
     Broker-Dealer
_______________________________________________________________________________
L 8986-97